EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

LivePerson, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-112019, 333-112018, 333-136249 and 333-147929) and Form S-8 (No. 333-34230 and 333-147572) of LivePerson, Inc. of our reports dated March 6, 2009, relating to the consolidated financial statements and the effectiveness of LivePerson, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO Seidman, LLP

New York, New York

March 12, 2009